Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
January 29, 2015

HealthSouth Corporation 3660 Grandview Parkway, Suite 200 Birmingham, Alabama 35243

RE:	HealthSouth Corporation
5.750% Senior Notes due 2024
Ladies and Gentlemen:

We have acted as special counsel to HealthSouth Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $400,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2024 (the “ Notes” and, together with the Guarantees (as defined below), the “Securities”) to be issued under the Indenture, dated as of December 1, 2009 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of September 11, 2012 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as successor to the Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”). On January 20, 2015, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several underwriters named therein (the “Underwriters”), including Regions Securities LLC, as Qualified Independent Underwriter, relating to the sale by the Company to the Underwriters of the Securities.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(i)the registration statement on Form S-3 (File No. 333-183740) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the

“Commission”) under the Securities Act of 1933 (the “Securities Act”) on September 6, 2012 allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and Post-Effective Amendments No. 1 and No. 2 thereto, filed with the Commission on September 4, 2014 and January 20, 2015, respectively, including information deemed to be part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii)an executed copy of the Underwriting Agreement;

(iii)the global certificate evidencing the Notes (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery;

(iv)an executed copy of the Base Indenture;

(v)an executed copy of the Fourth Supplemental Indenture, including Article V thereof containing the guaranty obligation of the Guarantors (the “Guarantees”);

(vi)an executed copy of each guarantee agreement listed on Schedule A hereto (the “Guarantee Agreements”);

(vii)an executed copy of a certificate of John P. Whittington, Secretary of the Company, dated the date hereof (the “Company Secretary’s Certificate”);

(viii)an executed copy of a certificate of John P. Whittington, Secretary of the Guarantors, dated the date hereof (the “Guarantors Secretaries’ Certificate);

(ix)a copy of the Company’s Certificate of Incorporation, certified by the Secretary of State of Delaware as of December 1, 2009, and certified pursuant to the Company Secretary’s Certificate;

(x)a copy of the Company’s Certificate of Incorporation, certified by the Secretary of State of Delaware as of September 6, 2012, and certified pursuant to the Company Secretary’s Certificate;

(xi)a copy of the Company’s Certificate of Incorporation, certified by the Secretary of State of Delaware as of December 10, 2014, and certified pursuant to the Company Secretary’s Certificate;

(xii)a copy of each Delaware Guarantor’s (as defined below) Certificate of Incorporation, Certificate of Formation or Certificate of Limited Partnership, as applicable, certified by the Secretary of State of Delaware as of September 6, 2012, and certified pursuant to the Guarantors Secretaries’ Certificate. “Delaware Guarantor” means those entities listed on Schedule B hereto;

(xiii)a copy of each Delaware Guarantor’s Certificate of Incorporation, Certificate of Formation or Certificate of Limited Partnership, as applicable, certified by the Secretary of State of Delaware as of December 10, 2014, and certified pursuant to the Guarantors Secretaries’ Certificate;

(xiv)a copy of the Company’s Bylaws, as amended and in effect as of
December 1, 2009, certified pursuant to the Company Secretary’s Certificate;

(xv)a copy of the Company’s Bylaws, as amended and in effect as of
September 6, 2012, certified pursuant to the Company Secretary’s Certificate;

(xvi)a copy of the Company’s Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Company Secretary’s Certificate;

(xvii)a copy of each Delaware Guarantor’s Bylaws, Limited Liability Company Agreement or Limited Partnership Agreement, as applicable, as amended and in effect as of September 6, 2012, certified pursuant to the Guarantors Secretaries’ Certificate;

(xviii)a copy of each Delaware Guarantor’s Bylaws, Limited Liability Company Agreement or Limited Partnership Agreement, as applicable, as amended and in effect as of the date hereof, certified pursuant to the Guarantors Secretaries’ Certificate;

(xix)copies of certain resolutions of the Board of Directors of the Company, adopted on November 13, 2009, August 30, 2012 and November 21, 2014, certified pursuant to the Company Secretary’s Certificate; and

(xx)copies of certain resolutions of the Board of Directors, the Board of Managers or the Partners, as applicable, of each Delaware Guarantor, certified pursuant to the Guarantors Secretaries’ Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.
The Note Certificate, the Indenture and the Guarantee Agreements are referred to herein collectively as the “Transaction Agreements.”
Based upon the foregoing and subject to the qualifications and assumptions herein, we are of the opinion that:
(1)    The Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.
(2)    The Guarantees constitute a valid and binding obligation of each Guarantor, enforceable against such Guarantors in accordance with the terms of the Indenture or the Guarantee Agreements, as applicable, under the laws of the State of New York.
The opinions stated herein are subject to the following qualifications:

(a)the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)except to the extent expressly stated in the opinions contained herein with respect to the Company, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c)except to the extent expressly stated in the opinions contained herein with respect to the Company, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)we do not express any opinion whether the execution or delivery of any Transaction Agreement by each of the Company or the Delaware Guarantors, or the performance by each of the Company or the Delaware Guarantors of their respective obligations under any Transaction Agreement, will constitute a violation of, or a default under, any covenant, restriction or provision, in each case, with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company, the Delaware Guarantors or any of their respective subsidiaries; and

(e)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality. In addition, we call to your attention that such section 5-1401 references Section 1-105 of the Uniform Commercial Code; however, effective December 17, 2014, Article 1 of the Uniform Commercial Code was amended such that the substance of what was covered by Section 1-105 of the Uniform Commercial Code is now covered by Section 1-301 of the Uniform Commercial Code but conforming changes to section 5-1401 were not made at that time to reference Section 1-301 of the Uniform Commercial Code. Accordingly, we do not express any opinion as to the effect of such amendment to Article 1 of the New York Uniform Commercial Code on such section 5-1401 or on any opinion stated herein that relates to the enforceability of the choice of New York law contained in any Transaction Agreement.
In addition, in rendering the foregoing opinions we have assumed that:
(a)each Non-Delaware Guarantor (as defined below) (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which it is a party, other than the laws of the United States of America and the State of New York insofar as we express our opinions herein. “Non-Delaware Guarantor” means those entities listed on Schedule C hereto;

(b)each Non-Delaware Guarantor has the corporate, limited liability or limited partnership, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c)each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate, limited liability or limited partnership, as applicable, action on the part of each Non-Delaware Guarantor;

(d)neither the execution and delivery by the Company and Guarantors of the Transaction Agreements nor the consummation by the Company and Guarantors of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company, the Guarantors or their property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company, the Guarantors, or their property is subject, (iii) violates or will violate any law, rule or regulation to which the Company, the Guarantors or their property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(e)in rendering the opinions set forth herein, we have assumed that the Trustee’s certificates of authentication of the Note Certificates will have been manually signed by one of the Trustee’s authorized officers.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement dated January 20, 2015 and filed with the Commission. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule A
Guarantee Agreements

•
Guarantee Agreement, dated as of January 1, 2013, among HealthSouth Corporation, a Delaware corporation, HealthSouth Rehabilitation Hospital of San Juan, Inc., a Delaware corporation, and The Bank of Nova Scotia Trust Company of New York, A New York trust company, as trustee;

•
Guarantee Agreement, dated as of March 29, 2013, among HealthSouth Corporation, a Delaware corporation, HealthSouth Walton Rehabilitation Hospital, LLC, a Delaware limited liability company, and the Bank of Nova Scotia Trust Company of New York, a New York trust company, as trustee;

•
Guarantee Agreement, dated as of June 28, 2013, among HealthSouth Corporation, a Delaware corporation, HealthSouth California Real Estate, LLC, a Delaware limited liability company, HealthSouth Rehabilitation Hospital of Seminole County, LLC, a Delaware limited liability company, HealthSouth Support Companies, LLC, a Delaware limited liability company, Print Promotions Group, LLC, a Delaware limited liability company, and the Bank of Nova Scotia Trust Company of New York, a New York trust company, as trustee;

•
Guarantee Agreement, dated September 30, 2013, among HealthSouth Corporation, a Delaware corporation, HealthSouth Pennsylvania Real Estate, LLC, a Delaware limited liability company, HealthSouth Rehabilitation Hospital of Newnan, LLC, a Delaware limited liability company, HealthSouth Middletown Rehabilitation Hospital, LLC, a Delaware limited liability company, and Wells Fargo Bank, National Association, a national association duly organized and existing under the laws of the United States of America, as trustee;

•
Guarantee Agreement, dated January 1, 2014, among HealthSouth Corporation, a Delaware corporation, HealthSouth Nevada Real Estate, LLC, a Delaware limited liability company, HealthSouth New Mexico Real Estate, LLC, a Delaware limited liability company, HealthSouth South Carolina Real Estate, LLC, a Delaware limited liability company, HealthSouth Utah Real Estate, LLC, a Delaware limited liability company, and HealthSouth Rehabilitation Hospital of Humble, LLC, a Delaware limited liability company, in favor of Wells Fargo Bank, National Association, a national association duly organized and existing under the laws of the United States of America, as trustee;

•
Guarantee Agreement, dated March 31, 2014, between HealthSouth Corporation, a Delaware corporation, and HealthSouth Rehabilitation Hospital of Modesto, LLC, a Delaware limited liability company, in favor of Wells Fargo Bank, National Association, a national association duly organized and existing under the laws of the United States of America, as trustee;

•
Guarantee Agreement, dated October 1, 2014, between HealthSouth Corporation, a Delaware corporation, and HealthSouth Johnson City Holdings, LLC, a Delaware limited liability company, in favor of Wells Fargo Bank, National Association, a national association duly organized and existing under the laws of the United States of America, as trustee; and

•
Guarantee Agreement, dated January 1, 2015, among HealthSouth Corporation, a Delaware corporation, HealthSouth Savannah Holdings, LLC, a Delaware limited liability company, and HealthSouth Virginia Real Estate, LLC, a Delaware limited liability company, in favor of Wells Fargo Bank, National Association, a national association duly organized and existing under the laws of the United States of America, as trustee.

Schedule B
Delaware Guarantors
Advantage Health, LLC
CMS Jonesboro Rehabilitation, Inc.
CMS Topeka Rehabilitation, Inc.
Continental Medical of Arizona, Inc.
Continental Medical Systems, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
HealthSouth Arizona Real Estate, LLC
HealthSouth Aviation, LLC
HealthSouth Bakersfield Rehabilitation Hospital, LLC
HealthSouth California Real Estate, LLC
HealthSouth Colorado Real Estate, LLC
HealthSouth Deaconess Holdings, LLC
HealthSouth East Valley Rehabilitation Hospital, LLC
HealthSouth Harmarville Rehabilitation Hospital, LLC
HealthSouth Johnson City Holdings, LLC
HealthSouth Joint Ventures Holdings, LLC
HealthSouth Kansas Real Estate, LLC
HealthSouth Kentucky Real Estate, LLC
HEALTHSOUTH LTAC of Sarasota, Inc.
HealthSouth Littleton Rehabilitation, LLC
HealthSouth Martin County Holdings, LLC
HealthSouth Middletown Rehabilitation Hospital, LLC
HealthSouth Nevada Real Estate, LLC
HealthSouth New Mexico Real Estate, LLC
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC
HealthSouth Ohio Real Estate, LLC
HealthSouth Owned Hospitals Holdings, LLC
HealthSouth Pennsylvania Real Estate, LLC
HealthSouth Plano Rehabilitation Hospital, LLC
HealthSouth Properties, LLC
HealthSouth Real Estate, LLC
HealthSouth Real Property Holding, LLC
HealthSouth Rehabilitation Center of New Hampshire, Inc.
HealthSouth Rehabilitation Hospital at Drake, LLC
HealthSouth Rehabilitation Hospital of Arlington, LLC
HealthSouth Rehabilitation Hospital of Austin, Inc.
HealthSouth Rehabilitation Hospital of Beaumont, LLC
HealthSouth Rehabilitation Hospital of Cypress, LLC
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC
HealthSouth Rehabilitation Hospital of Fort Worth, LLC
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC
HealthSouth Rehabilitation Hospital of Gadsden, LLC
HealthSouth Rehabilitation Hospital of Henderson, LLC
HealthSouth Rehabilitation Hospital of Humble, LLC
HealthSouth Rehabilitation Hospital of Largo, LLC
HealthSouth Rehabilitation Hospital of Las Vegas, LLC
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.
HealthSouth Rehabilitation Hospital of Marion County, LLC
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC

HealthSouth Rehabilitation Hospital of Miami, LLC
HealthSouth Rehabilitation Hospital of Midland/Odessa, LLC
HealthSouth Rehabilitation Hospital of Modesto, LLC
HealthSouth Rehabilitation Hospital of New Mexico, LLC
HealthSouth Rehabilitation Hospital of Newnan, LLC
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC
HealthSouth Rehabilitation Hospital of Petersburg, LLC
HealthSouth Reading Rehabilitation Hospital, LLC
HealthSouth Rehabilitation Hospital of San Juan, Inc.
HealthSouth Rehabilitation Hospital of Sarasota, LLC
HealthSouth Rehabilitation Hospital of Seminole County, LLC
HealthSouth Rehabilitation Hospital of Sewickley, LLC
HealthSouth Rehabilitation Hospital of South Jersey, LLC
HealthSouth Rehabilitation Hospital of Sugar Land, LLC
HealthSouth Rehabilitation Hospital of Tallahassee, LLC
HealthSouth Rehabilitation Hospital of Texarkana, Inc.
HealthSouth Rehabilitation Hospital of Utah, LLC
HealthSouth Rehabilitation Hospital The Woodlands, Inc.
HealthSouth Rehabilitation Institute of San Antonio (RIOSA), Inc.
HealthSouth Scottsdale Rehabilitation Hospital, LLC
HealthSouth Sea Pines Holdings, LLC
HealthSouth South Carolina Real Estate, LLC
HealthSouth Sub-Acute Center of Mechanicsburg, LLC
HealthSouth Sunrise Rehabilitation Hospital, LLC
HealthSouth Support Companies, LLC
HealthSouth Texas Real Estate, LLC
HealthSouth Tucson Holdings, LLC
HealthSouth Utah Real Estate, LLC
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC
HealthSouth Virginia Real Estate, LLC
HealthSouth Walton Rehabilitation Hospital, LLC
HealthSouth West Virginia Real Estate, LLC
HealthSouth of East Tennessee, LLC
HealthSouth of Erie, LLC
HealthSouth of Fort Smith, LLC
HEALTHSOUTH of Nittany Valley, Inc.
HealthSouth of Pittsburgh, LLC
HEALTHSOUTH of South Carolina, Inc.
HEALTHSOUTH of Spring Hill, Inc.
HealthSouth of Toms River, LLC
HEALTHSOUTH of Treasure Coast, Inc.
HealthSouth of York, LLC
HEALTHSOUTH of Yuma, Inc.
Print Promotions Group, LLC
Rebound, LLC
Rehab Concepts Corp.
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Hospital of Colorado Springs, Inc.
Rehabilitation Hospital of Nevada-Las Vegas, Inc.
Sherwood Rehabilitation Hospital, Inc.
Southern Arizona Regional Rehabilitation Hospital, L.P.
Western Medical Rehab Associates, L.P.
Western Neuro Care, Inc.

Schedule C
Non-Delaware Guarantors
HEALTHSOUTH Rehabilitation Center, Inc.
HealthSouth Rehabilitation Hospital of Charleston, LLC
HealthSouth Rehabilitation Institute of Tucson, LLC
HealthSouth Savannah Holdings, LLC
HealthSouth Specialty Hospital of North Louisiana, LLC
HEALTHSOUTH of Dothan, Inc.
HEALTHSOUTH of Montgomery, Inc.
Lakeshore System Services of Florida, Inc.
Lakeview Rehabilitation Group Partners
New England Rehabilitation Management Co., LLC
Rehabilitation Hospital of Plano, LLC
Rehabilitation Institute of Western Massachusetts, LLC
Tarrant County Rehabilitation Hospital, Inc.
Tyler Rehabilitation Hospital, Inc.